Registration No. 333-___________
    As filed with the Securities and Exchange Commission on October 23, 2000
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                                PVF CAPITAL CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Ohio                                               34-1659805
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(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                               25350 ROCKSIDE ROAD
                           BEDFORD HEIGHTS, OHIO 44146
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                    (Address of Principal Executive Offices)

                        2000 INCENTIVE STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                             JOHN R. MALE, PRESIDENT
                                PVF CAPITAL CORP.
                               25350 ROCKSIDE ROAD
                           BEDFORD HEIGHTS, OHIO 44146
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (216) 991-9600
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:
                           JOEL E. RAPPOPORT, ESQUIRE
                STRADLEY RONON HOUSLEY KANTARIAN & Bronstein, LLP
                        1220 19th Street N.W., Suite 700
                             Washington, D.C. 20036
                                 (202) 822-9611

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Title Of Securities              Amount           Proposed Maximum        Proposed Maximum       Amount Of
     To Be                        To Be            Offering Price        Aggregate Offering    Registration
   Registered                Registered (1)          Per Share                Price (2)           Fee (2)
-------------------------------------------------------------------------------------------------------------------
Common Stock,
   $.01 par value                250,000               $10.75                $2,593,750           $684.75
===================================================================================================================

(1) Maximum number of shares issuable under the PVF Capital Corp. 2000 Incentive Stock Option Plan (250,000 shares), together with an indeterminate number of shares being registered hereby as may be necessary to adjust the number of additional shares of Common Stock reserved for issuance under the 2000 Incentive Stock Option Plan as a result of an increase in the number of shares issuable under such plan as the result of a merger, consolidation, recapitalization or similar event involving the Registrant or a stock split, stock dividend, reclassification, recapitalization or similar adjustment in the Registrant's common stock.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq SmallCap Market on October 18, 2000 of $10.375 per share ($2,593,750 in the aggregate).

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

     *This registration statement relates to the registration of 250,000 shares of Common Stock, $.01 par value per share, of PVF Capital Corp. (the "Company") reserved for issuance and delivery under the PVF Capital Corp. 2000 Incentive Stock Option Plan (the "Option Plan"). Documents containing the information required by Part I of this registration statement will be sent or given to participants in the Option Plan in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE
     -------

     The following documents filed by PVF Capital Corp. (the "Company") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 filed with the Commission on September 26, 2000 (Commission File No. 0-24948).

     (b) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A as declared effective by the Commission on October 31, 1994 (Commission File No. 0-24948).

     ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

     Park View Federal Savings Bank (the "Bank") is required by Office of Thrift Supervision regulations to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reason of the performance of their official duties. Indemnification may be made to such person only if final judgement on the merits is in his favor or, in case of: (i) settlement, (ii) final judgment against him, or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could have reasonably believed under the circumstances was in the best interests of the Bank or its stockholders. If a majority of the directors of the Bank concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action. In addition, the Bank and the Company have director and officer liability insurance and the coverage provided is one million dollars per occurrence.

     Article Sixth of the Company's First Amended and Restated Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

     SIXTH: By resolution adopted by the directors in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio or its successor, the Corporation shall indemnify or agree to indemnify:

                  1. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

                  2. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

                           a. Any claim, issue or matter as to which such person
         is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           b. Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code of Ohio.

                  3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of this Article Sixth, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

                  4. Any  indemnification  under subsections (1) and (2) of this
         Article Sixth, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of this Article Sixth. Such determination shall be made by the directors of the Corporation in the manner set forth in division (E)
         (4) Section 1701.13 of the Revised Code of Ohio.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not applicable.

ITEM 8.  EXHIBITS
------

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

     5.1 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

     23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

     23.2 Consent of KPMG LLP

     24 Power of Attorney (contained in signature page to this registration statement)

     99.1 PVF Capital Corp. 2000 Incentive Stock Option Plan

     99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Stock Options granted under the PVF Capital Corp. 2000 Incentive Stock Option Plan

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregrate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bedford Heights, State of Ohio, on the 17th day of October, 2000.

                                      PVF CAPITAL CORP.


                                      By: /s/ John R. Male
                                          --------------------------------------
                                          John R. Male
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors of PVF Capital Corp. hereby severally constitute and appoint John R. Male, who may act, with full power of substitution, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John R. Male, who may act, may deem necessary or advisable to enable PVF Capital Corp., Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of PVF Capital Corp. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John R. Male, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                                            Title                                  Date
       ----------                                            -----                                  ----

/s/ John R. Male                                     Chairman of the Board of                    October 17, 2000
--------------------------------------------         Directors and Chief Executive
John R. Male                                         Officer (Principal Executive Officer)


/s/ C. Keith Swaney                                  President and Director                      October 17, 2000
--------------------------------------------
C. Keith Swaney                                      (Principal Financial and
Chief Financial Officer                              Accounting Officer)


/s/ Robert K. Healey                                 Director                                    October 17, 2000
--------------------------------------------
Robert K. Healey


/s/ Stanley T. Jaros                                 Director                                    October 17, 2000
--------------------------------------------
Stanley T. Jaros


/s/ Creighton E. Miller                              Director                                    October 17, 2000
--------------------------------------------
Creighton E. Miller


/s/ Stuart D. Neidus                                 Director                                    October 17, 2000
--------------------------------------------
Stuart D. Neidus


/s/ Robert F. Urban                                  Director                                    October 17, 2000
--------------------------------------------
Robert F. Urban


                                INDEX TO EXHIBITS



Exhibit           Description
-------           -----------

 5.1 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

23.2              Consent of KMPG LLP

24 Power of Attorney (contained in signature page to this registration statement)

99.1              PVF Capital Corp. 2000 Incentive Stock Option Plan

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Stock Options granted under the PVF Capital Corp. 2000 Incentive Stock Option Plan